FOR IMMEDIATE RELEASE

Versant Contact:

Lee McGrath

Chief Financial Officer

Versant Corporation

1-800-VERSANT

510-789-1500

lmcgrath@versant.com

Versant IR Contact:

Scott Liolios

Liolios Group, Inc.

949-574-3860

scott@liolios.com

Versant Announces Results for Second Quarter 2004

Key Highlight: Completion of Merger with Poet

Fremont, California, June 9, 2004 - Versant Corporation (NASDAQ: VSNT), today announced its results for the second quarter of fiscal year 2004 ended April 30, 2004.

Versant reported total revenue of $5.2 million for the second quarter. Data management business revenue for the second quarter was $5.0M, representing 96% of the total quarterly revenue. Catalog business (described later) revenue for the second quarter was $200,000 or 4% of the total quarterly revenues. Net loss for the company for the second quarter of 2004 was $2.1 million or ($0.09) per share. Loss from operations for the data management business was $1.2 million, representing 57% of the total loss from operations for the quarter. Loss from operations for the catalog business was $900K, representing 43% of the total loss from operations for the quarter. Contributing in part to the quarter’s net loss were approximately $600,000 in intangible, amortization, restructuring and other costs primarily related to Versant’s recently completed merger with Poet Holdings, Inc.

 “Our business level for the quarter was below what we had anticipated, largely due to business difficulties experienced by two of our premier Value Added Resellers.  This is not a condition we expect to continue long-term.  Beyond this specific area of weakness, our broader business base generally tracked in-line with plan,” said Nick Ordon, Versant’s chairman and chief executive officer. “During this quarter we also completed our merger with Poet Holdings, which in many ways has been our most significant event since going public.  We have made excellent progress integrating Versant and Poet Holdings.  Integration tasks still remain before us, and will continue to impact us in our third quarter.  We do have a clear plan that we are executing against and we currently expect the majority of the integration priorities to be completed by our fourth quarter of this year. In addition, we expect that by fourth quarter the impact of the catalog business on Versant’s earnings will be minimal.”

6539 Dumbarton Circle • Fremont • CA 94555 • USA • Main: (+1) 510 789 1500 • Fax: (+1) 510 789 1515

Key Highlights

•      Completion of merger with Poet Holdings

•      Strong Balance Sheet

•      Release of .Net data access products

“We are pleased with the completion of our merger with Poet Holdings,” said Ordon, “The combination of the two companies continues to be very synergistic. We expect to start to reap the benefits of the merger beginning in the third quarter of fiscal 2004 and expect the full impact of the merger to be more visible in the fourth quarter. We are now able to provide customers with a complete selection of database technologies spanning from small devices to large clustered enterprise systems. We are also in a unique position in the marketplace where we will be able to offer data access technologies in both the Java and Microsoft™ .Net space. This broad set of product offerings will allow us to leverage our customers and our bigger presence in the global marketplace.”

“The combined company has a very strong balance sheet that enables us to invest in the right areas to build a successful enterprise software company”, said Ordon. “I am also pleased that in this transitional quarter the development team was able to maintain its focus and successfully delivered the Microsoft™ .Net data access product to market. This is the first time in company’s history that we have a strong product offering for the Microsoft™ developer community.”

Future Outlook

Ordon said, “The Company is committed to returning to profitability and demonstrating the synergies that the merger with Poet has created. We are releasing guidance with this earnings release for the next two quarters to show the growth ramp we expect in our data management business.”

Please see attached tables for detailed guidance for the third and fourth quarters of 2004.

About Versant’s Catalog Business

Versant acquired its catalog business when it merged with Poet Holdings in March 2004. Poet had created a position in the electronic catalog market, developing the underlying technology that enables large enterprises to electronically link with their suppliers.  Versant’s catalog business has several marquee customers including Daimler-Chrysler that rely on its products that are collectively branded as X-Solutions.

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) is an industry leader in data management and open data access software.  Using Versant’s solutions, customers cut hardware costs, speed and simplify development, significantly reduce administration costs and deliver products with a strong competitive edge.  Versant’s solutions are deployed in a wide array of industries including telecommunications, financial services, transportation, manufacturing, and defense.  With over 5,000 installations, Versant has been a highly reliable partner for over 14 years for Global 2000 companies such as British Airways, US Government, Financial Times, Tyco International, IBM, and MCI.  For more information, call 510-789-1500 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. Forward-looking statements are statements about future events or forecasts and may be identified by the use of words such as “expects”, “anticipates”, “believes” or other similar words or phrases.  These forward-looking statements include, but are not limited to, statements regarding Versant’s future performance. This press release also contains forward-looking statements concerning several matters including, without limitation: guidance regarding Versant’s anticipated operating results for its third and fourth fiscal quarters in fiscal 2004; the anticipated business prospects of value-added resellers of our products; the expected timing of the completion of the post-merger integration of Versant and Poet Holdings, Inc.; the expected realization of certain benefits and synergies from Versant’s merger with Poet Holdings and its timing; our ability to structure our catalog business to reduce its impact on Versant’s operating results and the timing of that structuring; Versant’s ability to reach a broader customer base due to its merger with Poet, and the impact of Versant being able to offer its .Net product. Investors are cautioned that any such forward-looking statements are not guarantees of Versant’s future and that these statements involve risks and uncertainties that may cause Versant’s actual results, future structure and the subject of these forward-looking statements to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to: the state of the market for database management products; our ability to timely develop new and relevant products; the impact of competitive technologies and product offerings on our sales and prices; our ability to develop and offer products that successfully and flexibly operate in different computing environments; the performance of our resellers, and whether we can timely restructure our catalog business; delays in sales cycles for our products and services, and continued integration issues related to our merger with Poet Holdings. These and other related risks are described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Reports on Form 10-K and 10-Q made with the Securities and Exchange Commission. The forward-looking statements included in this press release are made only as of the date of this press release, and the Company has no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Versant and Poet, are either registered trademarks or trademarks of Versant Corporation in the United States and/or other countries. All other products are a registered trademark or trademark of their respective company in the United States and/or other countries.

Conference Call

Versant will host a teleconference to discuss second quarter fiscal 2004 results today after markets close. The details for the earnings call are as follows:

Date:	Wednesday, June 09, 2004

Time:	1:30 PM Pacific (4:30 PM Eastern)

Dial-in number:	1-800-473-6123

International:	1-973-582-2706

Internet Simulcast: http://www.viavid.net/detailpage.aspx?sid=00001C55

*Windows Media Player needed for simulcast. Simulcast is voice only.

Dial in 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting, please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until June 16, 2004 (pass code 4839485)

Replay number: 1- 877-519-4471

International Replay number: 1-973-341-3080

Internet Simulcast: http://www.viavid.net/detailpage.aspx?sid=00001C55

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 30, 2004	October 31, 2003
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$8,707	$3,311
Accounts receivable, net of allowance for doubtful accounts of $413 and $258, respectively	4,449	4,023
Other current assets	612	623
Total current assets	13,768	7,957

Property and equipment, net	1,263	1,232
Other assets	746	543
Intangibles, net of accumulated amortization	7,615	389
Goodwill	15,883	948
Total assets	$39,275	$11,069

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Line of credit	$—	$500
Accounts payable	1,246	739
Accrued liabilities	3,083	2,148
Current portion of deferred revenue	3,999	3,905
Current portion of deferred rent	221	63
Total current liabilities	8,549	7,355

Long-term liabilities, net of current portion:
Long-term portion of deferred revenue	30	83
Long-term portion of deferred rent	295	309
Total long-term liabilities	325	392

Total liabilities	8,874	7,747
Shareholders’ equity:
Convertible preferred stock, no par value	—	4,912
Common stock, no par value	90,501	55,096
Accumulated deficit	(60,047)	(56,708)
Accumulated other comprehensive income	(53)	22
Total shareholders’ equity	30,401	3,322
	$39,275	$11,069

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2004	2003	2004	2003

Revenue:
License	$1,709	$1,662	$4,791	$4,334
Maintenance	1,709	1,531	3,300	3,098
Professional services	1,792	1,831	3,485	3,441
Total revenue	5,210	5,024	11,576	10,873

Cost of revenue:
License	190	78	237	614
Maintenance	450	338	789	668
Professional services	1,539	1,510	3,015	2,950
Amortization of purchased intangibles	149	24	173	43
Total cost of revenue	2,328	1,950	4,214	4,275

Gross profit	2,882	3,074	7,362	6,598

Operating expenses:
Marketing and sales	1,946	1,767	4,110	3,893
Research and development	1,490	1,139	2,451	2,409
General and administrative	1,354	970	2,161	1,818
Restructuring Charge	202	202
Total operating expenses	4,992	3,876	8,924	8,120

Total loss from operations	(2,110)	(802)	(1,562)	(1,522)

Other income, net	44	54	141	134

Total loss before taxes	(2,066)	(748)	(1,421)	(1,388)
Provision for income taxes	6	23	46	47
Net Loss	$(2,072)	$(771)	$(1,467)	$(1,435)

Basic net loss per share	$(.09)	$(.06)	$(.08)	$(.11)

Diluted net loss per share	$(.09)	$(.06)	$(.08)	$(.11)

Basic weighted average common shares	24,205	13,642	19,474	13,508

Diluted weighted average common shares	24,205	13,642	19,474	13,508

VERSANT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

ACTUAL RESULTS FOR THE QUARTER ENDED APRIL 30, 2004

(In thousands, except per share amounts)

	Data Management (a)		Catalog Business (a)		Total Versant

Revenue	5,026		184		5,210

Gross Margin	58%		-11%		55%

Loss From Operations	(1,203	)(b)	(907	)(c)	(2,110)

Net Loss	N/A		N/A		(2,072)

Net Loss Per Share	N/A		N/A		$(0.09)

(a)   Includes results of Poet Holdings Corp from March 19, 2004 through April 30, 2004

(b)   Includes $149,000 of amortization of intangible assets primarily in connection with the Poet merger and $264,880 in relation to one time deal costs and restructuring charges

(c)   Includes $201,769 of restructuring costs

The following information is a forward-looking statement and does not reflect any historical financial results of operation of Versant Corporation and its Subsidiaries

VERSANT CORPORATION AND SUBSIDIARIES

GUIDANCE FOR QUARTER ENDING JULY 31, 2004

(In thousands, except per share amounts)

	Low End of Guidance Range
	Data Management		Catalog Business		Total Versant

Revenue	5,800		700		6,500

Gross Margin	59%		35%		56%

Loss From Operations	(653	)(a)	(1,061	)(b)	(1,714)

Net Loss	N/A		N/A		(1,639)

Net Loss Per Share	N/A		N/A		$(0.05)

(a) Includes amortization of intangible assets. (Primarily those acquired in the Poet acquisition)	288
Includes depreciation of fixed assets	203
Total Non Cash Expense Included	$491

(b) Includes approximately $250K of restructuring costs

	High End of Guidance Range
	Data Management		Catalog Business		Total Versant

Revenue	6,500		800		7,300

Gross Margin	63%		43%		61%

Income/ (Loss) From Operations	35	(a)	(961	)(b)	(926)

Net Loss	N/A		N/A		(851)

Net Loss Per Share	N/A		N/A		$(0.02)

(a) Includes amortization of intangible assets. (Primarily those acquired in the Poet acquisition)	288
Includes depreciation of fixed assets	203
Total Non Cash Expense Included	$491

(b)  Includes approximately $250K of restructuring costs

The following information is a forward-looking statement and does not reflect any historical financial results of operation of Versant Corporation and its Subsidiaries

VERSANT CORPORATION AND SUBSIDIARIES

GUIDANCE FOR QUARTER ENDING OCTOBER 31, 2004

(In thousands, except per share amounts)

	Low End of Guidance Range
	Data Management		Catalog Business	Total Versant

Revenue	6,400		800	7,200

Gross Margin	62%		45%	60%

Loss From Operations	(196	)(a)	(334)	(530)

Net Loss	N/A		N/A	(455)

Net Loss Per Share	N/A		N/A	$(0.01)

(a) Includes amortization of intangible assets. (Primarily those acquired in the Poet acquisition)	288
Includes depreciation of fixed assets	203
Total Non Cash Expense Included	$491

	High End of Guidance Range
	Data Management		Catalog Business	Total Versant

Revenue	7,100		900	8,000

Gross Margin	66%		51%	64%

Income/ (Loss) From Operations	498	(a)	(234)	264

Net Income	N/A		N/A	339

Net Income Per Share	N/A		N/A	$0.01

(a) Includes amortization of intangible assets. (Primarily those acquired in the Poet acquisition)	288
Includes depreciation of fixed assets	203
Total Non Cash Expense Included	$491